EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT (1) (2) (3)

The subsidiary companies of The Goodyear Tire & Rubber Company at December 31, 2020, and the places of incorporation or organization thereof, are:

NAME OF SUBSIDIARY ---------------------------------	PLACE OF INCORPORATION OR ORGANIZATION ------------------------------
UNITED STATES
Celeron Corporation	Delaware
Divested Atomic Corporation	Delaware
Divested Companies Holding Company	Delaware
Divested Litchfield Park Properties, Inc.	Arizona
Goodyear Export Inc.	Delaware
Goodyear Farms, Inc.	Arizona
Goodyear International Corporation	Delaware
Goodyear Western Hemisphere Corporation	Delaware
Laurelwood Properties, Inc.	Delaware
Raben Tire Co., LLC	Indiana
Retreading L, Inc.	Delaware
Retreading L, Inc. of Oregon	Oregon
T&WA, Inc.	Kentucky
Wingfoot Corporation	Delaware

NAME OF SUBSIDIARY ---------------------------------	PLACE OF INCORPORATION OR ORGANIZATION ------------------------------
INTERNATIONAL
Airship Comercio de Produtos de Borracha e Participacoes Societarias Ltda	Brazil
C.A. Goodyear de Venezuela	Venezuela
+Compania Goodyear del Peru, S.A.	Peru
+DNA (Housemarks) Limited	England
Dunglaide Limited	England
Dunlop Grund und Service Verwaltungs GmbH	Germany
Dunlop Tyres Limited	England
Easy Autocentres Limited	England
Fonds de Pension Goodyear ASBL	Luxembourg
GD Handelssysteme GmbH	Germany
GD Versicherungsservice GmbH	Germany
G.I.E. Goodyear Mireval	France
Goodyear Australia Pty Limited	Australia
Goodyear Baltic OU	Estonia
Goodyear Belgium N.V.	Belgium
Goodyear Canada Inc.	Canada
Goodyear Czech s.r.o.	Czech Republic
Goodyear Dalian Tire Company Ltd.	China
Goodyear Danmark A/S	Denmark
Goodyear de Chile S.A.I.C.	Chile
Goodyear de Colombia S.A.	Colombia
Goodyear do Brasil Produtos de Borracha Ltda	Brazil
Goodyear & Dunlop Tyres (Australia) Pty Ltd	Australia
Goodyear & Dunlop Tyres (NZ)	New Zealand
Goodyear Dunlop Sava Tires d.o.o.	Slovenia
Goodyear Dunlop Tires Amiens Sud SAS	France
Goodyear Dunlop Tires Austria GmbH	Austria
Goodyear Dunlop Tires Germany GmbH	Germany
Goodyear Dunlop Tires Ireland (Pension Trustees) Ltd.	Ireland
Goodyear Dunlop Tires Manufacturing GmbH & Co. KG	Germany
Goodyear Dunlop Tires Operations S.A.	Luxembourg
Goodyear Dunlop Tires Suisse S.A.	Switzerland
Goodyear Dunlop Tyres UK (Pension Trustees) Limited	England
Goodyear Earthmover Pty Ltd	Australia
Goodyear Egypt L.L.C.	Egypt
Goodyear Europe B.V.	Netherlands
Goodyear Finland OY	Finland
Goodyear France SAS	France
Goodyear Hellas Single Member Industrial and Commercial Societe Anonyme	Greece
Goodyear Holdings Sarl	Luxembourg
Goodyear Hungary Kft.	Hungary
+Goodyear India Ltd	India
Goodyear Industrial Rubber Products Ltd	England
Goodyear Italiana S.p.A.	Italy
+Goodyear Jamaica Limited	Jamaica
Goodyear Korea Company	South Korea
+Goodyear Lastikleri TAS	Turkey
+Goodyear Malaysia Berhad	Malaysia
Goodyear Middle East FZE	Dubai

NAME OF SUBSIDIARY ---------------------------------	PLACE OF INCORPORATION OR ORGANIZATION ------------------------------
INTERNATIONAL
Goodyear Mounting Solutions S.A.	Luxembourg
Goodyear Nederland B.V.	Netherlands
Goodyear Norge A/S	Norway
+Goodyear Operations Romania SrL	Romania
Goodyear Orient Company Private Limited	Singapore
+Goodyear Philippines, Inc.	Philippines
Goodyear Polska Sp. z.o.o.	Poland
Goodyear Portugal Unipessoal, Ltda	Portugal
Goodyear Regional Business Services Inc.	Philippines
Goodyear Romania S.r.L.	Romania
Goodyear Russia LLC	Russia
Goodyear S.A.	Luxembourg
Goodyear Servicios y Asistencia Tecnica S. de R.L. de C.V.	Mexico
Goodyear Servicios Comerciales S. de R.L. de C.V.	Mexico
Goodyear (Shanghai) Trading Company Limited	China
Goodyear Slovakia s.r.o.	Slovakia
Goodyear-SLP, S. de R.L. de C.V.	Mexico
Goodyear South Africa (Pty) Ltd	South Africa
Goodyear South Asia Tyres Private Limited	India
Goodyear Sverige A.B.	Sweden
+Goodyear Taiwan Limited	Taiwan
+Goodyear (Thailand) Public Company Limited	Thailand
Goodyear Tire Management Company (Shanghai) Ltd.	China
Goodyear Tires Espana S.A.	Spain
Goodyear Tires Italia SpA	Italy
Goodyear Tyre and Rubber Holdings (Pty) Ltd	South Africa
Goodyear Tyres Ireland Ltd	Ireland
Goodyear Tyres Pty Ltd	Australia
Goodyear Tyres UK Limited	England
Goodyear Tyres Vietnam LLC	Vietnam
Goodyear Ukraine	Ukraine
Goodyear Ventech GmbH	Germany
GY Tire Kitakanto Kabushiki Kaisha	Japan
Hi-Q Automotive (Pty) Ltd	South Africa
HiQ Holdings Limited	England
Kabushiki Kaisha Goodyear Aviation Japan	Japan
Kabushiki Kaisha Tohoku GY	Japan
Kelly-Springfield Tyre Company Ltd	England
Kettering Tyres Ltd	England
Motorway Tyres & Accessories (UK) Limited	England
Neumaticos Goodyear S.r.L.	Argentina
Nippon Giant Tire Kabushiki Kaisha	Japan
Nippon Goodyear Kabushiki Kaisha	Japan
+P.T. Goodyear Indonesia Tbk	Indonesia
Reifen Baierlacher GmbH	Germany
Saudi Goodyear Management Consulting Co.	Saudi Arabia
Sava Trade d.o.o.	Croatia
Snella Auto SAS	France
SP Brand Holding EEIG	Belgium

NAME OF SUBSIDIARY ---------------------------------	PLACE OF INCORPORATION OR ORGANIZATION ------------------------------
INTERNATIONAL
+Tire Company Debica S.A.	Poland
Total Tyres Australia Pty Ltd	Australia
Tren Tyre Holdings (Pty) Ltd	South Africa
+Trentyre (Lesotho) (Pty) Ltd	Lesotho
+Trentyre (Pty) Ltd	South Africa
Tyre Services Great Britain Limited	England
UK Tyres Lubricants Limited	England
Vulco Developpement	France
Vulco Truck Services	France
Weeting Tyres Limited	England
Wingfoot Insurance Company Limited	Bermuda
WTL Suffolk Limited	England
4 Fleet Group GmbH	Germany

(1) Each of the subsidiaries named in the foregoing list conducts its business under its corporate name and, in a few instances, under a shortened form of its corporate name or in combination with a trade name.

(2)Each of the subsidiaries named in the foregoing list is directly or indirectly wholly-owned by the Registrant, except that in respect of each of the following subsidiaries (marked by a plus preceding its name) the Registrant directly or indirectly owns the indicated percentage of such subsidiary’s equity capital: Compania Goodyear del Peru, S.A., 99.54%; DNA (Housemarks) Limited, 98%; Goodyear India Ltd., 74%; Goodyear Jamaica Limited, 60%; Goodyear Lastikleri TAS, 74.6%; Goodyear Malaysia Berhad, 51%; Goodyear Operations Romania S.r.L., 99.9%; Goodyear Philippines, Inc., 88.54%; Goodyear Taiwan Limited, 94.22%; Goodyear (Thailand) Public Company Limited, 66.79%; P.T. Goodyear Indonesia Tbk, 85%; Tire Company Debica S.A., 87.25%; Trentyre (Lesotho) (Pty) Ltd, 69.93%; and Trentyre (Pty) Ltd, 69.93%.

(3)Except for C.A. Goodyear de Venezuela and Wingfoot Corporation, at December 31, 2020, the Registrant did not have any majority owned subsidiaries that were not consolidated.

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